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                                                                   EXHIBIT 10.38



                             AMENDED AND RESTATED
                         CONSULTING SERVICES AGREEMENT


     The following confirms the agreement between MARVIN RUNYON (the "Consultant") and STAMPS.COM INC., (the "Company"), with respect to consulting services to the Company:

1.   Definitions.
     -----------

     a. "Company Materials" means documents or other media or tangible items that contain or embody Proprietary Information or any other information concerning the business, operations or plans of the Company, whether such documents have been prepared by me or by others including, without limitation, financial models. financial forecasts. financial projections, drawings, photographs, charts, graphs, notebooks, customer lists, computer software (whether in executable, data or other form and in any format or structure whatsoever), computer media or printouts, sound recordings and other printed, typewritten or handwritten documents, as well as samples, prototypes, models, products and the like.

     b. "Inventions" means any and all improvements, inventions (whether or not patentable), works of authorship, derivative works, trade secrets, technology, computer software, application programming interfaces, ideas, designs, processes, techniques, know-how and data made or conceived or reduced to practice or developed by me (in whole or in part, either alone or jointly with others).

     c. "Proprietary Information" means any and all information (whether conveyed orally or in writing) about algorithms, trade secrets, computer software, designs, technology, ideas, know-how, products, services, customer lists, finances, financial models, financial forecasts, financial projections, processes, data, techniques, improvements, inventions (whether patentable or not), works of authorship, business and product development plans, the salaries and terms of compensation of employees, regulatory approval, the terms and existence of third party agreements, negotiations with third parties and other information concerning the Company's actual or anticipated business, research or development, or which is received in confidence by or for the Company from any third party.

     d. "Rights" means any and all patent rights, copyright rights, mask work rights, trade secret rights, moral rights and other intellectual property and proprietary rights anywhere in the world.

     e. "Results" means any and all deliverables or results of the Services including, without limitation, all financial models, financial forecasts, financial projections and Inventions.

     f. "Services" means the consulting services provided by the Consultant to the Company during the term of this Agreement. The Services include, without limitation, strategic planning and business development advice.

2.   Proprietary Information.  All Proprietary Information and all Rights in
     -----------------------
connection therewith are the sole property of the Company. Consultant hereby assigns to the Company any Rights Consultant may have or acquire in such Proprietary Information. At all times, both during the term of this Agreement and after its termination, Consultant will keep in confidence and trust and will not use or disclose any Proprietary Information without the prior written consent of the Company. Any assignment of copyright hereunder includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as "moral rights" (collectively "Moral Rights"). To the extent such Moral Rights cannot be assigned under applicable law and to the extent the following is allowed by the laws in the various countries where Moral Rights exist, Consultant hereby waives such Moral Rights and consents to any action of the Company that would violate such Moral Rights in the absence of such consent. Consultant will confirm any such waivers and consents from time to time as requested by the Company.

3.   Company Materials.  All Company Materials are the sole property of the
     -----------------
Company. Consultant agrees that during the term of this Agreement, Consultant will not remove any Company Materials from the business premises of the Company or deliver any Company Materials to any third party except as may be necessary and appropriate in the ordinary course of performing the Services. Consultant further agrees that upon the Company's request and in any event upon completion of the Services, Consultant shall deliver to the Company all Company Materials and Results. At all times before or after completion of the Services, the Company shall immediately have the right to examine the Results and any materials relating there to ensure Consultant's compliance with the provisions of this Agreement.

4.   Consulting Services.
     -------------------

     a. This Agreement will terminate on October 31, 2002, unless terminated earlier pursuant to Section 10 of this Agreement.

     b. Consultant agrees to render the Services to the Company for the term of this Agreement. Consultant acknowledges and agrees that the Company may from time to time prescribe (in writing) additional duties which shall be deemed "Services" under this Agreement. Consultant also agrees to promptly submit all Results to the Company, in written form or other tangible form. Consultant shall report directly to the Secretary of the Company and shall provide the Services in accordance with the instructions of the Secretary, and with such reasonable instructions given to him by any other officer of the Company.

     c. As compensation for the Services, Consultant shall receive a grant of non-qualified options to purchase 36,000 shares of the Company's Common Stock with an exercise price equal to $35.625 (the closing price of the Company's Common Stock on Nasdaq on October 20, 1999). The options shall vest in 36 equal monthly installments beginning on the date of grant. In addition, the Company shall pay Consultant an amount of $2,000 per day for any special projects for which the Company requests Consultant's assistance. Finally the Company will reimburse Consultant for reasonable long distance travel (transportation, lodging and meals) and telephone expenses Consultant is required to incur in providing the Services and approved in advance by the Company.

     d. Consultant shall provide the Company with bi-monthly invoices detailing the consulting hours, fees and expense reimbursements which Consultant believes are due under this Agreement, and shall itemize and provide receipts for expenses upon request. The Company agrees to pay approved invoices within thirty (30) days of receipt.

5.   Intellectual Property.
     ---------------------

     a. During the term of this Agreement and for one (1) year thereafter, Consultant will promptly disclose (in writing) any and all Inventions to the Company; provided that Consultant shall not be required to disclose items conceived and developed in the course of employment for a third party where Consultant is contractually precluded from disclosure. Such disclosures shall be received by the Company in confidence to the extent they are not assigned in
Section 5.c below and do not extend such assignment. Consultant will not disclose Inventions covered by this Section 5.a. to any person outside the Company unless requested to do so by management personnel of the Company.

     b. Consultant agrees that any and all Inventions are the sole property of the Company. Consultant agrees to assign and hereby assigns to the Company all Rights to all such Inventions. The Company shall be the sole owner of all Rights in connection therewith. Furthermore, all works of authorship will be "works made for hire" to the extent allowed by law.

     c. Consultant agrees to perform, during and after the term of this Agreement, all acts deemed necessary or desirable by the Company to permit and assist it, at Consultant's hourly rate as stated in Section 4.c, in evidencing, perfecting, obtaining, maintaining, defending and enforcing Rights and/or Consultant's assignment of Inventions in any and all countries. Such acts may include, but are not limited to, execution of documents and assistance or cooperation in legal proceedings. Consultant hereby irrevocably designates and appoints the Company and its duly authorized officers and agents, as Consultant's agents and attorneys-in-fact, with full power of substitution, to act for and in its behalf and instead of Consultant, to execute and file any documents and to do all other lawfully permitted acts to further the above purposes with the same legal force and effect as if executed by Consultant.

     d. If any Rights or Inventions assigned hereunder or any Results are based on, or incorporate, or are improvements or derivatives of, or cannot be reasonably made, used, reproduced and distributed without using or violating technology or Rights owned or licensed by Consultant and not assigned hereunder, Consultant hereby grants the Company a perpetual, irrevocable, worldwide, fully paid-up royalty-free, non-exclusive, sublicensable right and license to exploit and exercise all such technology and Rights in support of the Company's exercise or exploitation of any Results or assigned Rights or Inventions (including any modifications, improvements and derivatives thereof).

6.   Prior Inventions. Consultant has attached hereto as Attachment A a complete
     ----------------                                    ------------
list of all existing Inventions to which Consultant claims ownership as of the date of this Agreement and that Consultant desires to specifically clarify are not subject to this Agreement, and Consultant acknowledges and agrees that such list is complete. If no such list is attached to this Agreement,

Consultant represents that Consultant has no such Inventions at the time of signing this Agreement.

7.   Non-Solicitation.  During the term of this Agreement and for one (1) year
     ----------------
thereafter, Consultant will not encourage or solicit any employee or consultant of the Company to leave the Company for any reason.

8.   Intentionally Omitted.
     ---------------------

9.   No Conflict with Obligation to Third Parties.  Consultant represents that
     --------------------------------------------
performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by Consultant in confidence prior to the execution of this Agreement. Consultant has not entered into, and Consultant agrees not to enter into, any agreement (either written or oral) that conflicts or might conflict with Consultant's obligations under this Agreement.

10.  Terminable At-Will.  Consultant agrees that this Agreement may be
     ------------------
terminated by either the Company or the Consultant at any time, for any reason, with or without cause, by giving written notice to the other party; termination to be effective upon the other party's receipt of notice.

11.  Independent Contractor; Taxes.  Consultant is an independent contractor and
     -----------------------------
is solely responsible for all taxes, withholdings, and other similar statutory obligations, including, but not limited to, Workers' Compensation Insurance; and Consultant agrees to defend, indemnify and hold Company harmless from any and all claims made by any entity on account of an alleged failure by Consultant to satisfy any such tax or withholding obligations.

12.  No Agency.  Consultant has no authority to act on behalf of or to enter
     ---------
into any contract, incur any liability or make any representation on behalf of the Company.

13.  Compliance with Law.  Consultant's performance under this Agreement shall
     -------------------
be conducted with due diligence and in full compliance with the highest professional standards of practice in the industry. Consultant shall comply with all applicable laws and Company safety rules in the course of performing the Services. If Consultant's work requires a license, Consultant has obtained that license and the license is in full force and effect.

14.  Indemnification.  Consultant will indemnify and hold Company harmless, and
     ---------------
will defend Company against any and all loss, liability, damage, claims, demands or suits and related costs and expenses to persons or property that arise, directly or indirectly, from acts or omissions of Consultant, or breach of any term or condition of this Agreement.

15.  Survival.  Consultant agrees that Sections 1 through 3 and Sections 5
     --------
through 20 of this Agreement shall survive any termination of this Agreement, and that the Company is entitled to communicate Consultant's obligations under this Agreement to any future client or potential client of Consultant.

16.  Choice of Law; Severability.  This Agreement shall be construed in
     ---------------------------
accordance with the laws of the State of California without regard to the conflict of laws provisions thereof. If any provision of this Agreement is held to be illegal or unenforceable, such provision shall be limited or excluded from this Agreement to the minimum extent required so that this Agreement shall otherwise remain in full force and effect and enforceable in accordance with its terms.

17.  Successors and Assigns; Assignment.  This Agreement shall be binding upon
     ----------------------------------
Consultant, and inure to the benefit of, the parties hereto and their respective heirs, successors, assigns, and personal representatives; provided, however, that it shall not be assignable by Consultant.

18.  Entire Agreement.  This Agreement, together with all Attachments, contains
     ----------------
the entire understanding of the parties regarding its subject matter and can only be modified by a subsequent written agreement executed by the parties. This Agreement supersedes and replaces the Consulting Services Agreement dated October 20, 1999 and that agreement shall be of no further force and effect.

19.  Notices.  All notices required under this Agreement shall be addressed to
     -------
the address set forth below (or at such other address as may be provided by written notice given in accordance with this Section 19) and provided by (i) registered mail, return receipt requested; or (ii) facsimile, with a confirmation copy as provided in clause (i), (iii) or (iv) of this Section 19; or (iii) Federal Express, DHL, or an equivalent courier service with tracking capabilities; or (iv) hand delivery.

20.  Attorney Fees.  If any action at law or in equity is necessary to enforce
     -------------
or interpret the terms of this Agreement, the prevailing party shall be entitled to all attorneys' fees, courts costs and necessary disbursements, in addition to any other relief to which the party may be entitled.



Dated:  November 15, 1999


Accepted and Agreed to:

STAMPS.COM INC.                          CONSULTANT

By: /s/ Michael A. Zuercher               /s/ Marvin Runyon
   ------------------------------        ------------------------------
                                         Consultant Signature
Name: Michael A. Zuercher
     ----------------------------

Title: Sr. Director, Legal Affairs
       and Secretary
      ---------------------------


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

                                 ATTACHMENT A
                                 ------------



STAMPS.COM INC.
2900 31st Street, Suite 150
Santa Monica, California 90405


Gentlemen:

          1. The following is a complete list of Inventions relevant to the performance of consulting services for Stamps.com Inc. (the "Company") that have been made, conceived, developed or first reduced to practice by me (in whole or in part, either alone or jointly with others) prior to the execution of the Company's Consulting Services Agreement (the "Agreement") that I desire to clarify are not subject to the Agreement.

_______  No Inventions

_______  See below





_______  Additional sheets attached




                                    Consultant Signature

                                    Name


                                       6